CBNK Continues Strong Quarterly Earnings Trend
Diluted EPS of $0.77, ROAA of 2.15%, and ROAE of 20.32% for 3Q 2022
Rockville, Maryland, October 20, 2022 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $11.1 million, or $0.77 per diluted share, for the third quarter of 2022 in-line with the net income of $11.2 million, or $0.79 per diluted share, for the third quarter of 2021. Net portfolio loans increased $40.3 million, or 10.0 percent annualized, during the third quarter.
"Balance sheet realignment and continued expense management helped drive another quarter of strong results including record net interest income of $36.7 million," said Ed Barry, CEO of the Company and the Bank. "We redeployed excess liquidity to grow our securities portfolio and fund prudent loan growth while managing deposit balances and costs. Our diversified business continues to perform, but we are mindful that economic headwinds will affect our customers. Commercial loan quality remains stable, but we are seeing stress on consumer credit and have increased card-related reserves accordingly. We remain committed to managing the business to maximize shareholder value over the long-term."
Steven Schwartz, Chairman of the Board of the Company said, "The tailwinds of PPP loan fees, excess liquidity and extraordinary low-cost deposits that were present last year are all gone this year. Banks like ours are now facing the headwinds of rising costs of deposits, potential credit deterioration due to the probable recession and continued strong competition for the current moderate loan demand. Considering these factors, I am very pleased with the Company's performance for the quarter and year-to-date. We will continue to strive to provide value and first-class service to our customers, a workplace that facilitates the success and job satisfaction of our employees, and superior overall rates of return to our shareholders."
Third Quarter 2022 Highlights
Capital Bancorp, Inc.
•Strong Earnings - Continued strong performance by the Commercial Bank and OpenSky® contributed to the third quarter's results. Quarterly net income remained consistent at $11.1 million compared to $11.2 million in the third quarter of 2021. While the Company reported record net interest income of $36.7 million, it also experienced a $5.5 million decrease in noninterest income, with $3.4 million of the decrease attributable to lower mortgage revenue and $2.0 million to lower credit card revenue. Offsetting this net decrease in non-interest income was a reduction in noninterest expense of $533 thousand. For the three months ended September 30, 2022 we earned $0.77 per diluted share compared to $0.79 for the three months ended September 30, 2021.
•Continued Outstanding Performance Ratios - Return on average assets ("ROAA") and return on average equity ("ROAE") were 2.15% and 20.32%, respectively, for the three months ended September 30, 2022, compared to 2.13% and 23.87%, respectively, for the three months ended September 30, 2021.
•Expanded Net Interest Margin - Net interest margin was 7.24%, or 4.16% excluding PPP and credit card loans, for the three months ended September 30, 2022, compared to 6.28%, or 3.52%

excluding PPP and credit card loans, for the same three month period last year. The margin expansion was primarily driven by increases in the yield on portfolio loans, including credit card loans to customers whose accounts have been open for more than a year as origination costs on these accounts are amortized in the first year and thereafter no longer offset annual renewal fees. Rate increases in our adjustable rate portfolios also contributed to the margin expansion.
•Robust Capital Positions - As of September 30, 2022, the Company reported a common equity tier 1 capital ratio of 15.36% and an allowance for loan losses to total loans ratio of 1.58%. Tangible book value per common share grew 11.2 percent to $15.24 at September 30, 2022 when compared to the same quarter in 2021.
Commercial Bank
•Strong Portfolio Loan Growth - Portfolio loans, excluding credit cards, increased by $204.5 million, or 15.5 percent, to $1.5 billion at September 30, 2022 compared to September 30, 2021. This growth was mainly due to a 24.6 percent increase in commercial real estate loans of $123.5 million, of which $63.0 million was owner occupied. Also contributing to the growth was a 34.2 percent increase in commercial and industrial loans of $49.0 million and an 11.6 percent increase in residential real estate loans of $48.6 million when comparing the quarter ended September 30, 2022 to the quarter ended September 30, 2021.
•Improving Credit Metrics - Non-performing assets ("NPAs") decreased to 0.43% of total assets at September 30, 2022 compared to 0.77% at September 30, 2021 with the disposition of $3.2 million in other real estate owned and a reduction in nonaccrual loans of $5.0 million as management continues to focus on resolving non-performing assets. The provision for loan losses increased $285 thousand compared to the third quarter of 2021. The current provision for the three months ended September 30, 2022 was $1.3 million and was related to the growth in unsecured credit card balances and to increases in charge-offs associated with attrition in the number of active secured card accounts.
OpenSky®
•Stable Revenues - OpenSky® revenue declined by 2.4 percent to $22.6 million for the quarter ended September 30, 2022 from the same period in 2021 due to the decrease in active customer accounts which led to decreases in interchange, renewal and other fees. Normal customer attrition and aggressive marketing and product strategies by fintech and credit card companies offering unsecured subprime credit cards has resulted in the continued decline in the total number of OpenSky® accounts.
•Stable OpenSky® Loan Balances - OpenSky® loan balances, net of reserves, increased by $1.7 million to $136.7 million compared to $135.0 million in the third quarter of 2021. Corresponding deposit balances decreased 17.0 percent or $41.1 million from $242.4 million at September 30, 2021 to $201.3 million at September 30, 2022.
2022 Highlights
Capital Bancorp
•Diversified Businesses Drive Net Income - Net income for the nine months ended September 30, 2022 increased 10.1 percent to $32.8 million, or $2.29 per diluted share, from $29.8 million, or $2.11 per diluted share for the nine months ended September 30, 2021. Continued strong operating results demonstrate the advantages of the Company's diversified business lines that are, in certain respects, non-correlated across economic cycles.

•Top Tier Performance Ratios - Strong earnings supported ROAA and ROAE of 2.13% and 20.93%, respectively, for the nine months ended September 30, 2022 compared to 1.97% and 22.88%, respectively, for the nine months ended September 30, 2021.
•Expanded Net Interest Margin - For the nine months ended September 30, 2022, net interest margin increased by 136 basis points to 7.01% compared to 5.65% for the nine months ended September 30, 2021. The margin improvement was primarily driven by increases in the yield on portfolio loans including credit card loans to customers whose accounts have been open for more than a year as origination costs on these accounts are amortized in the first year and thereafter no longer offset annual renewal fees. Rate increases in our adjustable rate portfolios also contributed to the margin expansion.
•Stable Efficiency Ratio - The efficiency ratio decreased to 63.75% for the nine months ended September 30, 2022 compared to 65.78% for the same nine month period in the prior year.
•Repositioned Balance Sheet - Total assets decreased $45.9 million, or 2.2 percent during the nine months ended September 30, 2022 due mainly to a $59.5 million decrease in our deposit base. The roll off of higher priced time deposits contributed to $25.3 million of the decrease while a decrease in interest bearing demand deposits not absorbed through realignment into noninterest bearing and money market account balances contributed to the rest of the decline. The year to date cash received for the payoff of SBA-PPP loans totaling $105.6 million was utilized to grow the portfolio loans receivable base by $124.0 million during the nine months ended September 30, 2022. By comparison, for the nine months ended September 30, 2021, deposit growth of $269.1 million funded a growth in portfolio loans of $135.4 million as well as $89.4 million in investment portfolio growth.
Commercial Bank
•Strong Portfolio Loan Growth - During the first nine months of 2022, portfolio loans, excluding credit card loans, increased by $131.1 million, or 12.6 percent on an annualized basis, to $1.5 billion at September 30, 2022 compared to the first nine months of 2021 when portfolio loans, excluding credit card loans, increased by $102.6 million to $1.3 billion at September 30, 2021. The 2022 growth was primarily due to a $69.7 million increase in commercial real estate loans, of which $51.5 million was owner occupied, a $65.2 million increase in residential real estate, and a $16.3 million increase in commercial and industrial. These increases were offset by a $20.1 million decline in construction real estate.
•Improved Deposit Franchise - While total deposits at September 30, 2022 decreased during the first nine months, the composition of the deposit portfolio has continued to move away from higher costing time deposits. Noninterest bearing deposits continue to increase as a percent of total deposits and represented 46.4 percent of total deposits at September 30, 2022. The cost of interest bearing liabilities declined to 0.51% from 0.66% for the same period in the prior year, due mainly to the mix of deposits in the portfolio.
OpenSky®
•Interest Rate Increases Offset Gross Balance Declines - Gross credit card balances decreased by $4.5 million, or 3.2 percent, for the first nine months of 2022 compared to an increase of $32.8 million for the first nine months of 2021 when government stimulus funds contributed to balance growth in the credit card portfolio. For the first nine months of 2022, the increase in average credit card balances as well as an increase in interest rates accounted for the $13.9 million growth in interest income when compared to the same period in 2021. The decrease in overall credit card accounts led to the reduction in credit card fees, which declined by 16.7 percent to $17.7 million compared to $21.2 million for the same nine month period last year.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended			Nine Months Ended
	September 30,			September 30,
(dollars in thousands except per share data)	2022	2021	% Change	2022	2021	% Change
Earnings Summary
Interest income	$38,340	$33,528	14.4%	$109,298	$89,455	22.2%
Interest expense	1,663	1,469	13.2%	3,890	5,433	(28.4)%
Net interest income	36,677	32,059	14.4%	105,408	84,022	25.5%
Provision for loan losses	1,260	975	29.2%	4,247	2,259	88.0%
Noninterest income	7,108	12,597	(43.6)%	23,811	39,992	(40.5)%
Noninterest expense	28,094	28,627	(1.9)%	82,379	81,572	1.0%
Income before income taxes	14,431	15,054	(4.1)%	42,593	40,183	6.0%
Income tax expense	3,336	3,877	(14.0)%	9,779	10,376	(5.8)%
Net income	$11,095	$11,177	(0.7)%	$32,814	$29,807	10.1%

Pre-tax pre-provision net revenue ("PPNR") (2)	$15,691	$16,029	(2.1)%	$46,840	$42,442	10.4%
Weighted average common shares - Basic	14,030	13,793	1.7%	14,009	13,772	1.7%
Weighted average common shares - Diluted	14,375	14,228	1.0%	14,329	14,111	1.5%
Earnings per share - Basic	$0.79	$0.81	(2.5)%	$2.34	$2.16	8.3%
Earnings per share - Diluted	$0.77	$0.79	(2.5)%	$2.29	$2.11	8.5%
Return on average assets (1)	2.15%	2.13%	0.9%	2.13%	1.97%	8.1%
Return on average assets, excluding impact of SBA-PPP loans(1) (2)	2.10%	1.99%	5.5%	1.94%	1.74%	11.5%
Return on average equity	20.32%	23.87%	(14.9)%	20.93%	22.88%	(8.5)%

	Quarter Ended		2Q22 vs. 2Q21	Quarter Ended
	September 30,			June 30,	March 31,	December 31,
(in thousands except per share data)	2022	2021	% Change	2022	2022	2021
Balance Sheet Highlights
Assets	$2,009,358	$2,169,556	(7.4)%	$2,154,846	$2,122,453	$2,055,300
Investment securities available for sale	269,620	189,165	42.5%	226,509	172,712	184,455
Mortgage loans held for sale	6,875	36,005	(80.9)%	11,708	17,036	15,989
SBA-PPP loans, net of fees	2,662	137,178	(98.1)%	15,864	51,085	108,285
Portfolio loans receivable (3)	1,648,001	1,445,126	14.0%	1,607,677	1,526,256	1,523,982
Allowance for loan losses	26,091	24,753	5.4%	26,419	25,252	25,181
Deposits	1,737,591	1,921,238	(9.6)%	1,888,920	1,862,722	1,797,137
FHLB borrowings	22,000	22,000	—%	22,000	22,000	22,000
Other borrowed funds	12,062	12,062	—%	12,062	12,062	12,062
Total stockholders' equity	214,005	189,080	13.2%	207,316	201,492	197,903
Tangible common equity(2)	214,005	189,080	13.2%	207,316	201,492	197,903

Common shares outstanding	14,039	13,802	1.7%	14,010	14,001	13,962
Tangible book value per share (2)	$15.24	$13.70	11.2%	$14.80	$14.39	$14.17
______________
(1) Annualized for the quarterly periods
(2) Refer to Appendix for reconciliation of non-GAAP measures.
(3) Loans are reflected net of deferred fees and costs.

Operating Results - Comparison of Three Months Ended September 30, 2022 and 2021
For the three months ended September 30, 2022, net interest income increased $4.6 million, or 14.4 percent, to $36.7 million from the same period in 2021, primarily due to an increase in interest earned on portfolio loans. The net interest margin increased 96 basis points to 7.24% for the three months ended September 30, 2022 from 6.28% for the same period in 2021 due in large part to the growth in portfolio loan balances and an increase in the loan yields on those loans. Net interest margin, excluding credit card and SBA-PPP loans, was 4.16% for the third quarter of 2022 compared to 3.52% for the same period in 2021. For the three months ended September 30, 2022, average interest earning assets decreased $15.2 million, or 0.8 percent, to $2.0 billion as compared to the same period in 2021, and the average yield on interest earning assets increased 100 basis points. Compared to the same period in the prior year, average interest bearing liabilities decreased $85.5 million, or 7.8 percent, while the average cost of interest-bearing liabilities increased 13 basis points to 0.66% from 0.53%.
The provision for loan losses of $1.3 million for the three months ended September 30, 2022 was related to the credit card portfolio and the cycling of credit card accounts. Net charge-offs for the third quarter of 2022 were $1.6 million, or 0.39% on an annualized basis of average portfolio loans, compared to $301 thousand, or 0.08% on an annualized basis of average loans for the third quarter of 2021. All of the $1.6 million in net charge-offs during the quarter were related to the credit card portfolio with $1.5 million related to secured cards and $95 thousand related to unsecured cards.
For the quarter ended September 30, 2022, noninterest income was $7.1 million, a decrease of $5.5 million, or 43.6 percent, from $12.6 million in the prior year quarter. The decrease was primarily the result of a reduction in mortgage banking revenue of $3.5 million due to the decline in home loan sales and home loan refinances brought on by the rising interest rate environment as well as a decline in credit card fees of $2.0 million associated with the decline in active customer accounts and interchange income.
Credit card loan balances, net of reserves increased by $1.7 million to $136.7 million as of September 30, 2022 from $135.0 million at September 30, 2021. The related deposit account balances decreased 17.0 percent to $201.3 million at September 30, 2022 when compared to $242.4 million at September 30, 2021 reflecting the reduction in active customer accounts as well as the migration of customers from the secured card program to the unsecured card program. For the three months ended September 30, 2022, OpenSky® credit card accounts decreased by 40 thousand net compared to a 7 thousand net decrease in accounts for the same period in 2021. Elevated new account originations related to COVID-19 stimulus payments were realized in 2021 did not recur in 2022.
The efficiency ratio for the three months ended September 30, 2022 increased slightly to 64.16% compared to 64.10% for the three months ended September 30, 2021.
Noninterest expense was $28.1 million for the three months ended September 30, 2022, as compared to $28.6 million for the three months ended September 30, 2021, a decrease of $533 thousand, or 1.9 percent. The decrease was primarily driven by decreases in data processing expenses of $3.0 million due to successful contract negotiations in the first quarter of 2022 for OpenSky® and were offset by increases in salaries and employee benefits of $785 thousand, or 7.9 percent; advertising expenses of $605 thousand, or 58.9 percent; and professional fees of $1.3 million, or 50.6 percent.
Operating Results - Comparison of Nine Months Ended September 30, 2022 and 2021
For the nine months ended September 30, 2022, net interest income increased $21.4 million, or 25.5 percent, to $105.4 million from the same period in 2021, primarily due to the $208.4 million increase in average balances in portfolio loans combined with the 79 basis point increase in yield for portfolio loans. The net interest margin increased 136 basis points to 7.01% for the nine months ended September 30, 2022 from the same period in 2021. Net interest margin, excluding credit card and SBA-PPP loans, was 3.94% for the nine months ended September 30, 2022 compared to 3.57% for the same period in 2021. For the nine months ended September 30, 2022, average interest earning assets increased $22.1 million, or 1.1 percent, to $2.0 billion as compared to the same period in 2021, and the average yield on interest earning assets increased 125 basis points. Compared to the same period in the prior year, average interest-bearing liabilities decreased $65.5 million, or 6.0 percent, while the average cost of interest bearing liabilities decreased 15 basis points to 0.51% from 0.66%.

For the nine months ended September 30, 2022, the provision for loan losses was $4.2 million, an increase of $2.0 million from the prior year and was related primarily to the credit card portfolio. Net charge-offs for the nine months ended September 30, 2022 were $3.3 million, or 0.29% annualized of average portfolio loans, compared to $941 thousand, or 0.09% annualized of average portfolio loans, for the same period in 2021. The $3.3 million in net charge-offs during the nine months ended September 30, 2022 was comprised of credit card portfolio net charge-offs with $3.2 million related to secured cards while $116 thousand was related to unsecured cards . Noted deterioration in macro economic conditions caused management to tighten credit policies surrounding the credit card portfolio, and we are beginning to see delinquencies flatten.
For the nine months ended September 30, 2022, noninterest income was $23.8 million, a decrease of $16.2 million, or 40.5 percent, from the same period in 2021. The decrease was primarily driven by the reduction in mortgage banking revenues of $13.2 million due to the decline in home loan sales and home loan refinances brought on by the rising interest rate environment. The rising interest rate environment is expected to continue depressing the contribution made by Capital Bank Home Loans into 2023.
For the nine months ended September 30, 2022, the Bank had a net decrease of 84 thousand OpenSky® net active credit card accounts, decreasing the total number of open accounts to 577 thousand. This compares to 132 thousand net new originations for the same period last year, which increased total open accounts to 700 thousand at September 30, 2021.
The efficiency ratio for the nine months ended September 30, 2022 decreased to 63.75% compared to 65.78% for the nine months ended September 30, 2021 due to increases in interest income.
Noninterest expense was $82.4 million for the nine months ended September 30, 2022, as compared to $81.6 million for the nine months ended September 30, 2021, an increase of $808 thousand, or 1.0 percent. The increase was primarily driven by a $3.8 million, or 14.1 percent, increase in salaries and benefits, an increase in professional fees of 54.9 percent, or $3.0 million, and a $2.3 million, or 74.3 percent, increase in advertising expense. The increase was partially offset by a $6.9 million, or 23.2 percent, decrease in data processing and a $1.3 million, or 49.4 percent, decrease in loan processing. The decrease of $6.9 million in data processing expenses was primarily due to a contract renegotiation entered into in the first quarter of 2022 in the OpenSky® Division.
Financial Condition

Total assets at September 30, 2022 were $2.0 billion, down slightly from the balance at December 31, 2021. Net portfolio loans, which exclude mortgage loans held for sale and SBA-PPP loans, totaled $1.6 billion as of September 30, 2022, an increase of 8.1 percent as compared to $1.5 billion at December 31, 2021.
While total deposits were $1.7 billion for the period ended September 30, 2022, a slight decline from the balance at December 31, 2021, the composition of the deposit portfolio shifted, with a decrease in higher costing time deposits of $25.3 million, or 14.2 percent, when comparing September 30, 2022 to December 31, 2021, to lower costing money market accounts and noninterest bearing accounts.
The Company recorded a provision for loan losses of $4.2 million during the nine months ended September 30, 2022, which increased the allowance for loan losses to $26.1 million, or 1.58% of total loans at September 30, 2022. Nonperforming assets were $8.6 million, or 0.43% of total assets, as of September 30, 2022, down from $11.5 million, or 0.56% of total assets, at December 31, 2021, and was comprised solely of nonperforming loans. Included in nonperforming loans at September 30, 2022 were troubled debt restructurings of $361 thousand.
Stockholders’ equity increased to $214.0 million as of September 30, 2022, compared to $197.9 million at December 31, 2021. This increase was primarily attributable to earnings during the period of $32.8 million which were offset by unrealized losses recorded net of tax on available for sale securities in the rising interest rate environment creating a $16.5 million reduction in accumulated other comprehensive income during the period. As of September 30, 2022, the Bank's capital ratios continued to exceed the regulatory requirements for a “well-capitalized” institution.

Consolidated Statements of Income (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Interest income
Loans, including fees	$36,451	$32,840	$105,645	$87,549
Investment securities available for sale	1,362	549	2,510	1,571
Federal funds sold and other	527	139	1,143	335
Total interest income	38,340	33,528	109,298	89,455

Interest expense
Deposits	1,386	1,285	3,234	4,874
Borrowed funds	277	184	656	559
Total interest expense	1,663	1,469	3,890	5,433

Net interest income	36,677	32,059	105,408	84,022
Provision for loan losses	1,260	975	4,247	2,259
Net interest income after provision for loan losses	35,417	31,084	101,161	81,763

Noninterest income
Service charges on deposits	199	160	545	473
Credit card fees	5,524	7,554	17,658	21,208
Mortgage banking revenue	969	4,465	4,312	17,478
Gain on sale of investment securities available for sale, net	—	—	—	153
Other fees and charges	416	418	1,296	680
Total noninterest income	7,108	12,597	23,811	39,992

Noninterest expenses
Salaries and employee benefits	10,747	9,962	31,129	27,279
Occupancy and equipment	1,138	998	3,476	3,322
Professional fees	3,848	2,555	8,586	5,542
Data processing	7,178	10,161	22,721	29,594
Advertising	1,632	1,027	5,494	3,153
Loan processing	625	644	1,352	2,670
Other operating	2,926	3,280	9,621	10,012
Total noninterest expenses	28,094	28,627	82,379	81,572
Income before income taxes	14,431	15,054	42,593	40,183
Income tax expense	3,336	3,877	9,779	10,376
Net income	$11,095	$11,177	$32,814	$29,807

Consolidated Balance Sheets
(in thousands except share data)	(unaudited) September 30, 2022	December 31, 2021
Assets
Cash and due from banks	$14,774	$42,914
Interest bearing deposits at other financial institutions	20,867	136,824
Federal funds sold	1,421	3,657
Total cash and cash equivalents	37,062	183,395
Investment securities available for sale	269,620	184,455
Marketable equity securities	232	245
Restricted investments	3,627	3,498
Loans held for sale	6,875	15,989
SBA-PPP loans receivable, net of fees	2,662	108,285
Portfolio loans receivable, net of deferred fees and costs	1,648,001	1,523,982
Less allowance for loan losses	(26,091)	(25,181)
Total portfolio loans held for investment, net	1,621,910	1,498,801
Premises and equipment, net	3,212	3,282
Accrued interest receivable	7,890	7,901
Deferred income taxes, net	14,047	9,793
Other real estate owned	—	86
Bank owned life insurance	36,267	35,506
Other assets	5,954	4,064
Total assets	$2,009,358	$2,055,300

Liabilities
Deposits
Noninterest bearing	$806,033	$787,650
Interest bearing	931,558	1,009,487
Total deposits	1,737,591	1,797,137
Federal Home Loan Bank advances	22,000	22,000
Other borrowed funds	12,062	12,062
Accrued interest payable	481	473
Other liabilities	23,219	25,725
Total liabilities	1,795,353	1,857,397

Stockholders' equity
Common stock, $.01 par value; 49,000,000 shares authorized; 14,038,599 and 13,962,334 issued and outstanding	140	140
Additional paid-in capital	56,532	54,306
Retained earnings	174,916	144,533
Accumulated other comprehensive loss	(17,583)	(1,076)
Total stockholders' equity	214,005	197,903
Total liabilities and stockholders' equity	$2,009,358	$2,055,300

The following table shows the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended September 30,
	2022			2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(Dollars in thousands)
Assets
Interest earning assets:
Interest bearing deposits	$101,187	$471	1.85%	$250,326	$98	0.15%
Federal funds sold	1,492	7	1.87	2,421	—	—
Investment securities available for sale	287,944	1,362	1.88	170,151	549	1.28
Restricted stock and equity securities	4,116	49	4.72	3,480	41	4.64
Loans held for sale	7,879	102	5.15	32,660	248	3.02
SBA-PPP loans receivable	5,906	263	17.66	162,217	1,525	3.73
Portfolio loans receivable(2)	1,601,546	36,086	8.94	1,404,006	31,067	8.78
Total interest earning assets	2,010,070	38,340	7.57	2,025,261	33,528	6.57
Noninterest earning assets	39,008			59,511
Total assets	$2,049,078			$2,084,772

Liabilities and Stockholders’ Equity
Interest bearing liabilities:
Interest bearing demand accounts	$244,929	39	0.06	$301,272	45	0.06
Savings	9,216	1	0.04	7,025	1	0.05
Money market accounts	555,634	815	0.58	495,534	335	0.27
Time deposits	155,091	531	1.36	250,836	904	1.43
Borrowed funds	40,700	277	2.70	36,384	184	2.01
Total interest bearing liabilities	1,005,570	1,663	0.66	1,091,051	1,469	0.53
Noninterest bearing liabilities:
Noninterest bearing liabilities	24,440			21,138
Noninterest bearing deposits	802,458			786,784
Stockholders’ equity	216,610			185,799
Total liabilities and stockholders’ equity	$2,049,078			$2,084,772

Net interest spread			6.91%			6.04%
Net interest income		$36,677			$32,059
Net interest margin(3)			7.24%			6.28%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended September 30, 2022 and September 30, 2021, collectively, SBA-PPP loans and credit card loans accounted for 308 and 276 basis points of the reported net interest margin, respectively.

	Nine Months Ended September 30,
	2022			2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(Dollars in thousands)
Assets
Interest earning assets:
Interest bearing deposits	$172,033	$1,001	0.78%	$238,648	$211	0.12%
Federal funds sold	2,590	9	0.48	3,121	—	—
Investment securities available for sale	234,294	2,510	1.43	138,403	1,571	1.52
Restricted stock and equity securities	3,913	133	4.54	3,620	124	4.59
Loans held for sale	10,921	347	4.25	49,775	1,043	2.80
SBA-PPP loans receivable	39,063	3,449	11.80	215,524	6,266	3.89
Portfolio loans receivable(1)	1,547,386	101,849	8.80	1,339,010	80,240	8.01
Total interest earning assets	2,010,200	109,298	7.27	1,988,101	89,455	6.02
Noninterest earning assets	47,936			37,485
Total assets	$2,058,136			$2,025,586

Liabilities and Stockholders’ Equity
Interest bearing liabilities:
Interest bearing demand accounts	$265,854	114	0.06	$280,305	163	0.08
Savings	9,138	4	0.06	6,435	2	0.05
Money market accounts	553,794	1,512	0.37	475,875	1,217	0.34
Time deposits	161,982	1,604	1.32	295,705	3,492	1.58
Borrowed funds	36,299	656	2.41	34,265	559	2.18
Total interest bearing liabilities	1,027,067	3,890	0.51	1,092,585	5,433	0.66
Noninterest bearing liabilities:
Noninterest bearing liabilities	23,748			23,327
Noninterest bearing deposits	797,660			735,509
Stockholders’ equity	209,661			174,165
Total liabilities and stockholders’ equity	$2,058,136			$2,025,586

Net interest spread			6.76%			5.36%
Net interest income		$105,408			$84,022
Net interest margin(2)			7.01%			5.65%
_______________
(1)
(1)Includes nonaccrual loans.
(2)For the nine months ended September 30, 2022 and September 30, 2021, collectively, SBA-PPP loans and credit card loans accounted for 307 and 208 basis points of the reported net interest margin, respectively.

The Company’s reportable segments represent business units with discrete financial information whose results are regularly reviewed by management. The four segments include Commercial Banking, Capital Bank Home Loans (the Company’s mortgage loan division), OpenSky® (the Company’s credit card division) and the Corporate Office. The following schedule presents financial information for each reportable segment for the three and nine months ended September 30, 2022 and September 30, 2021.

Segments

For the three months ended September 30, 2022
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$20,382	$102	$17,103	$812	$(59)	$38,340
Interest expense	1,449	40	—	233	(59)	1,663
Net interest income	18,933	62	17,103	579	—	36,677
Provision for loan losses	(980)	—	2,240	—	—	1,260
Net interest income after provision	19,913	62	14,863	579	—	35,417
Noninterest income	468	1,115	5,524	1	—	7,108
Noninterest expense(1)	13,798	2,017	12,101	178	—	28,094
Net income (loss) before taxes	$6,583	$(840)	$8,286	$402	$—	$14,431

Total assets	$1,823,049	$7,664	$128,842	$234,731	$(184,928)	$2,009,358

For the three months ended September 30, 2021
Interest income	$17,109	$248	$15,635	$574	$(38)	$33,528
Interest expense	1,160	177	—	170	(38)	1,469
Net interest income	15,949	71	15,635	404	—	32,059
Provision for loan losses	—	—	975	—	—	975
Net interest income after provision	15,949	71	14,660	404	—	31,084
Noninterest income	559	4,484	7,553	1	—	12,597
Noninterest expense(1)	12,073	2,775	13,677	102	—	28,627
Net income before taxes	$4,435	$1,780	$8,536	$303	$—	$15,054

Total assets	$1,956,340	$36,791	$135,612	$209,070	$(168,257)	$2,169,556
________________________
(1)     Noninterest expense includes $6.6 million and $9.4 million in data processing expense in OpenSky’s® segment for the three months ended September 30, 2022 and 2021, respectively.
(2)    The Corporate segment invests idle cash in revenue producing assets including interest bearing cash accounts, loan participations and other appropriate investments for the Company.

For the nine months ended September 30, 2022
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$57,794	$347	$48,823	$2,457	$(123)	$109,298
Interest expense	3,255	185	—	573	(123)	3,890
Net interest income	54,539	162	48,823	1,884	—	105,408
Provision for loan losses	(980)	—	5,227	—	—	4,247
Net interest income after provision	55,519	162	43,596	1,884	—	101,161
Noninterest income	1,571	4,580	17,658	2	—	23,811
Noninterest expense(1)	38,741	6,364	36,923	351	—	82,379
Net income (loss) before taxes	$18,349	$(1,622)	$24,331	$1,535	$—	$42,593

Total assets	$1,823,049	$7,664	$128,842	$234,731	$(184,928)	$2,009,358

For the nine months ended September 30, 2021
Interest income	$51,969	$1,037	$34,944	$1,604	(99)	$89,455
Interest expense	4,285	745	—	502	(99)	5,433
Net interest income	47,684	292	34,944	1,102	—	84,022
Provision for loan losses	433	—	1,756	70	—	2,259
Net interest income after provision	47,251	292	33,188	1,032	—	81,763
Noninterest income	1,212	17,529	21,208	43	—	39,992
Noninterest expense(1)	31,962	9,941	39,379	290	—	81,572
Net income before taxes	$16,501	$7,880	$15,017	$785	$—	$40,183

Total assets	$1,956,340	$36,791	$135,612	$209,070	$(168,257)	$2,169,556
________________________
(1)     Noninterest expense includes $20.9 million and $27.3 million in data processing expense in OpenSky’s® segment for the nine months ended September 30, 2022 and 2021, respectively.
(2)    The Corporate segment invests idle cash in revenue producing assets including interest bearing cash accounts, loan participations and other appropriate investments for the Company.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(dollars in thousands except per share data)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Earnings:
Net income	$11,095	$11,508	$10,211	$10,171	$11,177
Earnings per common share, diluted	0.77	0.80	0.71	0.71	0.79
Net interest margin	7.24%	7.06%	6.79%	6.49%	6.28%
Net interest margin, excluding credit cards & SBA-PPP loans (1)	4.16%	3.86%	3.82%	3.70%	3.52%
Return on average assets(2)	2.15%	2.23%	2.01%	1.95%	2.13%
Return on average assets, excluding impact of SBA-PPP loans (1)(2)	2.10%	2.04%	1.67%	1.80%	1.99%
Return on average equity(2)	20.32%	22.16%	20.30%	20.66%	23.87%
Efficiency ratio	64.16%	62.00%	65.12%	65.83%	64.10%
Balance Sheet:
Total portfolio loans receivable, net deferred fees	$1,648,001	$1,607,677	$1,526,256	$1,523,982	$1,445,126
Total deposits	1,737,591	1,888,920	1,862,722	1,797,137	1,921,238
Total assets	2,009,358	2,154,846	2,122,453	2,055,300	2,169,556
Total shareholders' equity	214,005	207,316	201,492	197,903	189,080
Asset Quality Ratios:
Nonperforming assets to total assets	0.43%	0.34%	0.28%	0.56%	0.77%
Nonperforming assets to total assets, excluding the SBA-PPP loans (1)	0.43%	0.34%	0.29%	0.59%	0.83%
Nonperforming loans to total loans	0.52%	0.45%	0.38%	0.70%	0.85%
Nonperforming loans to portfolio loans (1)	0.52%	0.46%	0.39%	0.75%	0.94%
Net charge-offs to average portfolio loans (1)(2)	0.39%	0.23%	0.24%	0.18%	0.08%
Allowance for loan losses to total loans	1.58%	1.63%	1.60%	1.54%	1.56%
Allowance for loan losses to portfolio loans (1)	1.58%	1.64%	1.65%	1.65%	1.71%
Allowance for loan losses to non-performing loans	303.76%	360.06%	422.65%	220.40%	182.48%
Bank Capital Ratios:
Total risk based capital ratio	14.65%	14.34%	14.36%	13.79%	13.86%
Tier 1 risk based capital ratio	13.39%	13.09%	13.10%	12.53%	12.60%
Leverage ratio	9.60%	9.11%	8.74%	8.36%	7.83%
Common equity Tier 1 capital ratio	13.39%	13.09%	13.10%	12.53%	12.60%
Tangible common equity	9.00%	8.17%	8.11%	8.36%	7.57%
Holding Company Capital Ratios:
Total risk based capital ratio	17.41%	17.66%	17.16%	16.41%	15.75%
Tier 1 risk based capital ratio	15.49%	15.70%	15.19%	14.43%	14.49%
Leverage ratio	11.31%	10.93%	10.25%	9.73%	9.12%
Common equity Tier 1 capital ratio	15.36%	15.55%	15.04%	14.28%	14.34%
Tangible common equity	10.65%	9.62%	9.49%	9.63%	8.72%

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(dollars in thousands except per share data)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Composition of Loans:
SBA-PPP loans, net	$2,662	$15,864	$51,085	$108,285	$137,178
Residential real estate	$466,849	$430,244	$420,242	$401,607	$418,205
Commercial real estate	626,030	608,646	564,725	556,339	502,523
Construction real estate	235,045	241,249	245,722	255,147	251,256
Commercial and industrial	192,207	193,262	177,504	175,956	143,244
Credit card, net of reserve	136,658	142,166	123,750	141,120	134,979
Other consumer loans	1,055	856	909	1,033	1,425
Portfolio loans receivable	$1,657,844	$1,616,423	$1,532,852	$1,531,202	$1,451,632
Deferred origination fees, net	(9,843)	(8,746)	(6,596)	(7,220)	(6,506)
Portfolio loans receivable, net	$1,648,001	$1,607,677	$1,526,256	$1,523,982	$1,445,126
Composition of Deposits:
Noninterest bearing	$806,033	$842,363	$825,174	$787,650	$833,187
Interest-bearing demand	252,135	305,377	279,591	330,924	369,812
Savings	8,861	10,078	9,894	6,994	6,682
Money markets	518,184	570,298	585,920	493,919	493,029
Time deposits	152,378	160,804	162,143	177,650	218,528
Total Deposits	$1,737,591	$1,888,920	$1,862,722	$1,797,137	$1,921,238
Capital Bank Home Loan Metrics:
Origination of loans held for sale	$60,516	$84,417	$111,087	$158,051	$217,175
Mortgage loans sold	65,349	89,745	110,039	178,068	229,111
Gain on sale of loans	1,340	1,918	3,042	4,423	6,108
Purchase volume as a % of originations	81.85%	85.23%	73.16%	56.44%	50.98%
Gain on sale as a % of loans sold(3)	2.05%	2.14%	2.77%	2.48%	2.67%
Mortgage commissions	$587	$772	$1,125	$1,462	$1,884
OpenSky® Portfolio Metrics:
Active customer accounts	576,844	616,435	630,709	660,397	700,383
Secured credit card loans, gross	$111,842	$118,938	$109,978	$125,898	$125,393
Unsecured credit card loans, gross	27,335	25,641	16,233	17,682	12,037
Noninterest secured credit card deposits	201,277	214,110	220,354	229,530	242,405
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures.
(2)Annualized.
(3)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

Return on Average Assets, as Adjusted	Quarters Ended
Dollars in thousands	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

Net Income	$11,095	$11,508	$10,211	$10,171	$11,177
Less: SBA-PPP loan income	263	1,120	2,066	1,347	1,525
Net Income, as Adjusted	$10,832	$10,388	$8,145	$8,824	$9,652
Average Total Assets	2,049,078	2,068,218	2,057,201	2,066,283	2,084,772
Less: Average SBA-PPP Loans	5,906	28,870	83,264	116,595	162,217
Average Total Assets, as Adjusted	$2,043,172	$2,039,348	$1,973,937	$1,949,688	$1,922,555
Return on Average Assets, as Adjusted	2.10%	2.04%	1.67%	1.80%	1.99%

Net Interest Margin, as Adjusted	Quarters Ended
Dollars in thousands	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

Net Interest Income	$36,677	$35,400	$33,331	$32,671	$32,059
Less Credit card loan income	16,768	16,376	14,487	15,010	15,086
Less SBA-PPP loan income	263	1,120	2,066	1,347	1,525
Net Interest Income, as Adjusted	$19,646	$17,904	$16,778	$16,314	$15,448
Average Interest Earning Assets	2,010,070	2,011,920	1,990,377	1,996,331	2,026,616
Less Average credit card loans	132,246	124,548	124,923	131,306	124,771
Less Average SBA-PPP loans	5,906	28,870	83,264	116,595	162,217
Total Average Interest Earning Assets, as Adjusted	$1,871,918	$1,858,502	$1,782,190	$1,748,430	$1,739,628
Net Interest Margin, as Adjusted	4.16%	3.86%	3.82%	3.70%	3.52%

Tangible Book Value per Share	Quarters Ended
Dollars in thousands, except per share amounts	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

Total Stockholders' Equity	$214,005	$207,316	$201,492	$197,903	$189,080
Less: Preferred equity	—	—	—	—	—
Less: Intangible assets	—	—	—	—	—
Tangible Common Equity	$214,005	$207,316	$201,492	$197,903	$189,080
Period End Shares Outstanding	14,038,599	14,010,158	14,000,520	13,962,334	13,801,936
Tangible Book Value per Share	$15.24	$14.80	$14.39	$14.17	$13.70

Appendix

Reconciliation of Non-GAAP Measures

Allowance for Loan Losses to Total Portfolio Loans	Quarters Ended
Dollars in thousands	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

Allowance for Loan Losses	$26,091	$26,419	$25,252	$25,181	$24,753
Total Loans	1,650,663	1,623,541	1,577,341	1,632,267	1,582,304
Less: SBA-PPP loans	2,662	15,864	51,085	108,285	137,178
Total Portfolio Loans	$1,648,001	$1,607,677	$1,526,256	$1,523,982	$1,445,126
Allowance for Loan Losses to Total Portfolio Loans	1.58%	1.64%	1.65%	1.65%	1.71%

Nonperforming Assets to Total Assets, net SBA-PPP Loans	Quarters Ended
Dollars in thousands	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

Total Nonperforming Assets	$8,589	$7,338	$5,975	$11,512	$16,801
Total Assets	2,009,358	2,154,846	2,122,453	2,055,300	2,169,556
Less: SBA-PPP loans	2,662	15,864	51,085	108,285	137,178
Total Assets, net SBA-PPP Loans	$2,006,696	$2,138,982	$2,071,368	$1,947,015	$2,032,378
Nonperforming Assets to Total Assets, net SBA-PPP Loans	0.43%	0.34%	0.29%	0.59%	0.83%

Nonperforming Loans to Total Portfolio Loans	Quarters Ended
Dollars in thousands	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

Total Nonperforming Loans	$8,589	$7,338	$5,975	$11,425	$13,565
Total Loans	1,650,663	1,623,541	1,577,341	1,632,267	1,582,304
Less: SBA-PPP loans	2,662	15,864	51,085	108,285	137,178
Total Portfolio Loans	$1,648,001	$1,607,677	$1,526,256	$1,523,982	$1,445,126
Nonperforming Loans to Total Portfolio Loans	0.52%	0.46%	0.39%	0.75%	0.94%

Net Charge-offs to Average Portfolio Loans	Quarters Ended
Dollars in thousands	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

Total Net Charge-offs	$1,588	$868	$881	$672	$301
Total Average Loans	1,607,452	1,561,541	1,590,166	1,582,473	1,569,198
Less: Average SBA-PPP loans	5,906	28,870	83,264	116,595	162,217
Total Average Portfolio Loans	$1,601,546	$1,532,671	$1,506,902	$1,465,878	$1,406,981
Net Charge-offs to Average Portfolio Loans	0.39%	0.23%	0.24%	0.18%	0.08%

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarters Ended
Dollars in thousands	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

Net income	$11,095	$11,508	$10,211	$10,171	$11,177
Add: Income Tax Expense	3,336	3,089	3,354	3,522	3,877
Add: Provision for Loan Losses	1,260	2,035	952	1,100	975
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$15,691	$16,632	$14,517	$14,793	$16,029

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company’s wholly-owned subsidiary, Capital Bank, N.A., is the fourth largest bank headquartered in Maryland at September 30, 2022. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in five locations in the greater Washington, D.C. and Baltimore, Maryland markets. Capital Bancorp had assets of approximately $2.0 billion at September 30, 2022 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.  Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing war in Ukraine; the magnitude and duration of the COVID-19 pandemic and related variants and mutations and their impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; the transition away from USD LIBOR and uncertainty regarding potential alternative reference rates, including SOFR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; and other factors that may affect our future results.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Alan Jackson (240) 283-0402
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com